Exhibit 4.5

                               SUMMUS, INC. (USA)
                             SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the "Agreement") by and between Summus, Inc. (USA), a corporation organized and existing under the laws of the State of Florida (the "Company"), and the undersigned subscriber, ____________________., for shares of preferred stock, no par value per share, of the Company (the "Preferred Stock").

                               W I T N E S S E T H

         WHEREAS, the Company has offered the Subscriber an opportunity to purchase shares of the Company's Series E Convertible Preferred Stock (the "Shares"), whose terms and conditions are as described in the Articles of Amendment of Summus, Inc. (USA) for Series E Convertible Preferred Stock attached hereto as Exhibit "A" (the "Certificate of Designation"), and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock") pursuant to a private offering (the "Offering");

         WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "B" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws

         WHEREAS, the Subscriber desires to purchase the Shares and Warrants being offered on the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

         1. The Subscriber hereby subscribes and agrees to purchase, subject to the terms and conditions of this Agreement, the number of Shares set forth immediately before the signature page hereof at a purchase price of $1,000 per Share. In connection with the purchase of the Shares, the Subscriber will receive 2,500 Warrants per Share in the form attached hereto as Exhibit "C". This Agreement represents an irrevocable offer by the Subscriber to subscribe for such number of Shares and Warrants, except as expressly provided herein. This Agreement, subject to the terms hereof, shall become a contract for the sale of said Shares and Warrants upon the acceptance thereof by the Company.

         2. The Company reserves the unrestricted right to accept or reject this subscription, in whole or in part, and to withdraw this offer at any time prior to acceptance by the Company. The subscription will not become effective unless and until accepted by the Company.

                  The obligation of each Buyer hereunder to purchase the Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Subscriber's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  A. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Subscriber.

                  B. The Company shall have delivered to the Subscriber duly executed certificates (in such denominations as the Subscriber shall request) representing the Shares and Warrants in accordance with Section 1 above.

                  C. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Florida, and a copy thereof certified by such Secretary of State shall have been delivered to such Subscriber.

                  D. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. .

                  E. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  F. The Conversion Shares and the Warrant Shares shall have been authorized for quotation on the Bulletin Board (as defined below) and trading in the Common Stock on the Bulletin Board shall not have been suspended by the SEC or the Bulletin Board.

         3. This subscription is accompanied by the undersigned's certified or official bank check or wire transfer of immediately available funds in the dollar amount set forth on page 13 hereof (the "Purchase Price").

         4. If this subscription is not accepted by the Company, the Company shall promptly return the undersigned's payment within two (2) business days of receipt by the Company of this agreement and the Purchase Price.

         5. The Subscriber hereby makes the representations and warranties set forth below with the express intention that they be relied upon by the Company in determining the suitability of the Subscriber to purchase Shares. The Subscriber hereby agrees to advise the Company if any of Subscriber's representations in this Section 5 materially change prior to completion of this subscription.

         (a) The Subscriber acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws on the grounds that the issuance of the shares to Subscriber is exempt from registration. The Subscriber further acknowledges that reliance on such exemption is, in part, based upon the representations, warranties and covenants of Subscriber contained herein.

         (b) The Subscriber is acquiring the Shares and Warrants, as well as the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares" and, collectively with the Shares, Warrants and Warrant Shares, the "Securities") for the Subscriber's own account as principal for the Subscriber's investment and not with a present view to or for resale in connection with any distribution thereof except pursuant to sales registered or exempted from registration under the Securties Act; PROVIDED, HOWEVER, that by making the representations herein, the Subscriber does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

         (c) The Subscriber is an exempted company ORGANIZED UNDER THE LAWS OF THE CAYMAN ISLANDS and will be the owner of the Shares standing in its name.

         (d) The Subscriber has been furnished and has carefully reviewed information about the Company to allow him to make an informed investment decision prior to purchasing the Shares and has been given the opportunity to ask questions of, and receive answers from, the Company concerning the business plans of the Company, its present financial condition and the terms and conditions of the Offering and to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information contained therein or information that has been otherwise provided by the Company.

         (e) The Subscriber acknowledges and is aware that (i) the Shares have not been approved or disapproved by the Securities and Exchange Commission or by any state securities commission, (ii) the Shares are a speculative investment which involve material risk of loss of the Subscriber's entire investment, and
(iii) there are substantial restrictions on the transferability of the Shares.

         (f) Subject to Section 5(b), the Subscriber fully understands and agrees that the Subscriber must bear the economic risk of investment in the Shares and Warrants for an indefinite period of time because, among other reasons, subject to the Registration Rights Agreement, the Securities have not been registered under the Securities Act or under any applicable state securities laws and, therefore, cannot be sold or transferred unless they are subsequently registered under applicable securities laws or an exemption from such registration is available. The Subscriber further understands and agrees that the Company will not honor any attempt by the Subscriber to sell or transfer the Securities in the absence of (i) an effective registration statement for such Securities, (ii) an opinion of counsel reasonably satisfactory to the Company that an exemption from any applicable registration requirements is available, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144")) of the Subscriber who agrees to sell or otherwise transfer the Securities only in accordance with this Section 5(f) and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144. The Subscriber further understands that, other than the Registration Rights Agreement, the Company is under no obligation to register the Shares or make an exemption from registration available. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement.

         (g) The Subscriber understands that the certificate(s) representing the Shares and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Subject to the reasonable requirements and procedures of the Company's transfer agent , the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.


         (h) The Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

         (i) The Subscriber is aware that no federal or state agency has made any finding or determination as to the fairness of an investment in the Shares, nor any recommendation or endorsement of any such investment.

         (j) The Subscriber recognizes that it is important under the Securities Act and state securities laws that the Company determine if the Subscriber is an "Accredited Investor," as defined in APPENDIX A attached hereto. Subscriber represents that Subscriber is an Accredited Investor and has checked all categories of Accredited Investor on APPENDIX A that apply.

         The representations, warranties, covenants and agreements contained in this Section 5 shall survive the delivery of, and the payment for, the Shares.

     6. The Company hereby makes the representations and agreements set forth below in this Section 6 in connection with the subscription of the Securities in this Offering:

         (a) All amounts closed on by the Company from the sale of the shares of the Series E Convertible Preferred Stock (and related warrants) and the Securities (the "Private Placement" and such amounts being the "Private Placement Proceeds") shall be used for general working capital purposes.

         (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all material contracts by which it is bound. The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

         (c) (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company, the filing of the Certificate of Designation and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Preferred Shares and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants ) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants and upon execution and filing of the Certificate of Designation, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         (d) Neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of the Company, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of the Company; (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract of the Company, or give any person the right to (i) declare a default or exercise any remedy under any such material contract, (ii) accelerate the maturity or performance of any such material contract, or (iii) cancel, terminate or modify any term of such material contract; or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity.

         (e) Except as specifically contemplated by this Agreement and as required under the Securites Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Shares and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Shares and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

         (f) (a) The Company has delivered or made available to the Subscriber accurate and complete copies of the filings by the Company with the Securities and Exchange Commission (the "SEC"). All statements, reports, schedules, forms, certifications and other documents required to have been filed by the Company with the SEC (the "SEC Documents") have been so filed on a timely basis. As of the time it was filed with the SEC: (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). (b) The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for preparing the Company's filings with the SEC and other public disclosure documents. (c) Each director and executive officer of the Company has filed with or otherwise furnished, supplied or delivered to the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has filed with or otherwise furnished, supplied or delivered to the SEC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002, each such certification is true and correct, and no such certification includes any qualification or exception to any matter certified in such certification or has been modified or withdrawn. Neither the Company nor any of its officers has received any notice or other communication from any governmental body questioning or challenging the accuracy, completeness, form or manner of filing or submission of any such certification. The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, and (iii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

         (g) Since June 30, 2003, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

         (h) Except for arm's length transactions pursuant to which the Company or any of its subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its subsidiaries could obtain from third parties and other than the grant of stock options pursuant to a stock option plan approved by the majority of the board of directors independent directors, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (i) All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement and provided to the Subscriber pursuant to Section 5(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists, nor is the Company in possession of any information, with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the Securities and Exchange Act of 1934 (the "Exchange Act") are being incorporated into an effective registration statement filed by the Company under the Securities Act).

         (j) The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by any Subscriber or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Subscriber's purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Subscriber that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

         (k) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Subscriber. The issuance of the Securities to the Subscriber will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

         (l) The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with J. Winder Hughes, whose commissions and fees will be paid for by the Company.

     7. The Company covenants and agrees to the following:

         (a) The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         (b) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Shares and issuance of the Conversion Shares in connection with the Shares and as otherwise required by the

Certificate of Designation and the full exercise of the Warrants and issuance of the Warrant Shares in connection therewith. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of or otherwise pursuant to the Shares and upon exercise of or otherwise pursuant to the Warrants without the consent of the Subscriber. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Shares and the aggregate number of Warrant Shares issued and issuable upon exercise of or otherwise pursuant to the Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7(b), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

         (c) The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Subscriber owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of or otherwise pursuant to the Shares or exercise of or otherwise pursuant to the Warrants. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Over-the-Counter Bulletin Board (the "Bulletin Board"), the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX"), as applicable and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from the Bulletin Board and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.


     8. This Agreement and subscription herein shall survive the death or disability of any individual Subscriber and the dissolution or termination of any subscribing entity, and this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of any such Subscriber. All pronouns and any variations thereof used herein shall be deemed neuter, singular or plural as the identity of the Subscriber may require. The representations and warranties and covenants and agreements of the Company set forth herein shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Subscriber. The Company agrees to indemnify and hold harmless each of the Subscriber and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth herein or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

     9. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware without regard to conflicts of law. Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     10. The number of Shares subscribed for by the Subscriber and their registration of ownership are as set forth on page 13 of this Agreement:

     11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of the other. Notwithstanding the foregoing, subject to
Section 5(f), any Subscriber may assign its rights hereunder to any person that purchases Securities in a private transaction from the Subscriber or to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company; provided, however, that the Company will receive notice of such transfer.

     12. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

     13. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     14. The Company agrees that it will not disclose, and will not include in any public filing or other announcement, the name of the Subscriber, unless expressly agreed to in writing by such Subscriber or unless and until such disclosure is, in the reasonable opinion of counsel to the Company, required by law or applicable regulation, and then only to the extent of such requirement.

     15. The Company acknowledges that the obligations of the Subscriber under the this Agreement and documents related hereto (the "Transaction Documents") are several and not joint with the obligations of any other Subscriber in the Private Placment, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents or the Transactions Documents entered into in the Private Placement. The decision of the Subscriber to purchase Securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber in the Private Placement and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the subsidiaries which may have made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company further acknowledges that nothing contained herein, or in any Transaction Document or the Transaction Documents for the Private Placement, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers hereunder and in the Private Placement as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents or the Transaction Documents in the Private Placement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, out of the other Transaction Documents or the Transaction Documents in the Private Placement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

     16. The parties acknowledge that a breach by them of their obligations hereunder will cause irreparable harm to the other party by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the other party of the provisions of this Agreement, that the other party shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PLEASE TYPE OR PRINT


Owner:  _____________________

Social Security Number or
Federal Employer Identification Number:  _______________________________________

Residence
Address:   ____________________________________________________________________
Mailing Address
(if other than
Residence):  __________________________________________________________________
Telephones:  Res. _________________   Bus. _______________   Fax.______________
Email._______________________________________________________________________

Joint Owner (if any):

Social Security Number or
Federal Employer Identification Number:  ______________________________________

Residence Address:  ___________________________________________________________
Mailing Address
(if other than
Residence):  _________________________________________________________________
Telephones:  Res. ____________________________   Bus. __________________________

SHARES TO BE REGISTERED AS INDICATED BELOW:

[ ] Sole ownership
[ ] Joint tenants with right of survivorship
[ ] Tenants in common

Number of Shares subscribed for: 200

NUMBER OF WARRANTS:  500,000
Total Purchase Price ($1,000 PER SHARE):  $200,000
PAYMENT IN FULL DELIVERED IN AMOUNT OF:  $200,000

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed under seal this Agreement, as of OCTOBER __, 2003.



                                SIGNATURE FORM FOR INDIVIDUALS
                                                                         (SEAL)
                                      Signature________________________________
                                      Name:____________________________________

                                           ______________________________(SEAL)
                                           (Signature of Joint Owner, if any)
                                      Name:____________________________________

                                SIGNATURE FORM FOR CORPORATIONS:
                                      (Name of corporation)

                                       By:_____________________________________
                                          (Signature of Officer

                                       _________________________________________
                                      (Name and Title)

                                SIGNATURE FORM FOR PARTNERSHIPS OR LIMITED
                                LIABILITY COMPANIES:

                                       _________________________________________
                                       (Name of Partnership or LLC)

                                BY ITS GENERAL PARTNERS OR MANAGERS:

                                      Name:____________________________________

                                      Name:____________________________________

                                      Name:____________________________________


                                 SIGNATURE FORM FOR TRUSTS:

                                       _________________________________________
                                       (Full Name of Trust)

                               BY ITS TRUSTEE(S):

                                      Name:____________________________________

                                      Name:____________________________________

                                      Name:____________________________________

                           ACCEPTANCE OF SUBSCRIPTION

The, foregoing Subscription Agreement is ACCEPTED by the Company, on October __, 2003, for ___ shares of its Series E Preferred Stock.



                                             SUMMUS, INC. (USA)



                                             BY:_______________________________
                                                    BJORN JAWERTH
                                                    CHIEF EXECUTIVE OFFICER

                                   APPENDIX A





AN ACCREDITED INVESTOR IS DEFINED AS FOLLOWS. PLEASE CHECK ALL DEFINITIONS THAT APPLY.

/ / a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds U.S. $1,000,000;

/ / a natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (i.e., the year in which the purchase is made);

/ / any trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring shares of PreferredStock and/or warrants, whose purchase is directed by a sophisticated person having such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of investing in the Company;

/ /    a director or executive officer of the Company;

/ / an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares of PreferredStock and/or warrants, with total assets in excess of U.S. $5,000,000;

/ / a bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the "Securities Act"), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered under the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed under the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, an insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

/ / a private business development company as defined in the Investment Advisers Act of 1940; or

/ /    an entity in which all of the equity owners are Accredited Investors.






                                       15